Exhibit 99.1

Theragenics Corporation Reports Second Quarter 2013 Results

BUFORD, Ga.--(BUSINESS WIRE)--August 8, 2013--Theragenics Corporation® (NYSE: TGX), a medical device company serving the surgical products and prostate cancer treatment markets, today announced consolidated financial results for the second quarter ended June 30, 2013.

Consolidated Results

  Revenue
    $20.3 million in Q2 2013, down 8% from Q2 2012. $40.2 million in the first half of 2013, down 8% from 2012.
  Earnings per share
    $0.00 in Q2 2013 compared to $0.02 in Q2 2012 and $0.00 in the first half of 2013 compared to $0.05 in 2012.
    Special items reduced EPS by $0.03 in both Q2 2013 and in the first half of 2013.
  Operating income
    $131,000 in Q2 2013 compared to $1.3 million in Q2 2012. $148,000 for the first half of 2013, compared to $2.9 million in 2012.
    Excluding special items, operating income was $1.4 million in Q2 2013 and $1.5 million in the first half of 2013. See Table V.
  Adjusted EBITDA
    $2.5 million in Q2 2013 compared to $3.7 million in Q2 2012. $4.8 million in the first half of 2013 compared to $7.5 million in 2012.
    Excluding special items, adjusted EBITDA was $3.7 million in Q2 2013 and $6.1 million in the first half of 2013. See Table IV.
  Capital expenditures were $1.5 million in the first half of 2013.
  The Medical Device Excise Tax, effective January 1, 2013, totaled $212,000 in Q2 and $405,000 in the first half of 2013.
  At June 30, 2013, cash, cash equivalents and marketable securities were $37.2 million and credit facility borrowings were $22.0 million, resulting in a net positive position of $15.2 million.
  In July 2013, we were notified by a customer that it would discontinue purchasing our wound closure products during the second half of this year. The loss of this customer is a result of increased pricing competition. Sales to this customer were $1.8 million in the first half of 2013.
  Restructuring activities related to the closing of our Galt Medical facility in Texas continued, with an estimated completion date of December 2014.
    The Galt Medical brand represents a growth platform business for us in which we intend to continue to invest and expand product offerings.
    We incurred restructuring expenses and operational transition expenses related to the restructuring of $300,000 in the second quarter of 2013 and $393,000 in the first half of 2013.
    We expect to incur incremental expenses totaling $3.7 million to $4.1 million (including expenses incurred through June 30, 2013) through 2014 to complete this restructuring. These incremental costs, expected to be recorded over the restructuring period through December 2014, primarily include severance related expenses and project implementation costs. No significant non-cash charges are expected to be recorded related to this restructuring.
    Capital expenditures related to restructuring are expected to be $2.5 million to $2.7 million through 2014.
    Upon completion of the restructuring, net cost reductions are expected to be $3.3 million to $3.6 million annually.

Segment Results

  Surgical products
    Revenue of $14.7 million in Q2 2013, down 8% from Q2 2012 and $29.2 million in the first half of 2013, down 7% from 2012.
    Loss from operations of $31,000 in Q2 2013 compared to operating income of $588,000 in Q2 2012. Loss from operations of $366,000 in the first half of 2013 compared to operating income of $787,000 in 2012.
    Excluding special items, operating income was $473,000 in Q2 2013 and $231,000 in the first half of 2013.
  Brachytherapy
    Revenue of $6.0 million in Q2 2013, down 5% from Q2 2012 and $11.7 million for the first half of 2013, down 7% from 2012.
      During the second quarter of 2013, a competitor in the brachytherapy industry voluntarily withdrew their brachytherapy products from the market following receipt of a warning letter from the FDA. We believe we realized incremental sales of approximately $200,000 as a result of this product withdrawal. We cannot predict if or when this competitor may return to the market and, if they do, whether we will be able to retain this incremental revenue.
    Operating income of $874,000 in Q2 2013 compared to $747,000 in Q2 2012 and $1.3 million in the first half of 2013 compared to $2.1 million in 2012.

Comments

"2013 is shaping up to be a year of disruptions, challenges and potential,” stated M. Christine Jacobs, Chairman and CEO. “Our second quarter operating income, excluding special items, was flat compared to 2012. We had slight improvement in gross margins in our surgical business. Lastly, our brachytherapy business benefited from our 2012 agreements and one of our competitors stumbled with regulatory sanctions that added revenue for us.”

“Restructuring activities related to our off shore outsourcing program and closing of the Galt facility in Texas commenced,” Ms. Jacobs continued. “Once complete, we expect these strategic activities to significantly reduce our costs and assist us in remaining competitive in a dynamic medical device environment. The Galt brand remains integral to our long term surgical products platform. We intend to support and expand our Galt offerings and to continue to support our Galt customers.”

“On August 5, 2013 we announced that we have signed a definitive merger agreement under which a newly formed affiliate of Juniper Investment Company, LLC will acquire all of our outstanding common stock,” stated Ms. Jacobs. “Transaction costs associated with this pending transaction materially affected our results for the quarter.”

Ms. Jacobs concluded, “Continued industry volatility makes for a challenging environment for our small company. While growth in the short term remains a challenge, we are committed to our plans of cost reduction, outsourcing, and brachy market share accumulation. The device sector and our customers are adjusting to new norms under healthcare reform and so are we.”

Tables I and II to this press release contain condensed consolidated statements of operations and balance sheets. Segment information, including revenue and operating results by segment, is summarized in Table III. Table IV includes a reconciliation of GAAP reported net earnings (loss) to earnings before interest, taxes, depreciation, amortization and share-based compensation (Adjusted EBITDA) and Adjusted EBITDA, excluding special items. Table V includes a reconciliation of GAAP reported operating income (loss) to operating income excluding special items.

Theragenics Corporation (NYSE: TGX) operates two business segments: its surgical products business and its brachytherapy seed business. The surgical products business (www.cpmedical.com, www.galtmedical.com, www.needletech.com) manufactures and distributes wound closure, vascular access, and specialty needle products. Wound closure products include sutures, needles and other surgical products. Vascular access includes introducers, guidewires and related products. Specialty needles include coaxial, biopsy, spinal and disposable veress needles, access trocars, implanters, introducer products, and other needle-based products. The surgical products segment serves a number of markets and applications, including, among other areas, interventional cardiology, interventional radiology, vascular surgery, orthopedics, plastic surgery, dental surgery, urology, veterinary medicine, pain management, endoscopy, and spinal surgery. Theragenics’ brachytherapy business manufactures, custom loads, distributes and markets “seeds” used primarily in the minimally invasive treatment of localized prostate cancer. The Company’s brachytherapy product line (www.theragenicsbrachy.com) includes its palladium-103 TheraSeed® and its iodine-125 AgX100® devices. The terms "Company," "we," "us," or "our" mean Theragenics Corporation and all entities included in our consolidated financial statements. For additional information, call our Investor Relations Department at (800) 998-8479 or visit www.theragenics.com.

This press release contains disclosure of non-GAAP financial measures, including: operating income excluding special items, earnings before interest, taxes, depreciation, amortization and share-based compensation (which we refer to as “Adjusted EBITDA”), and Adjusted EBITDA excluding special items. We believe these non-GAAP measures are useful in helping investors understand our results on a comparable basis between periods and in providing additional and meaningful assessment of our ongoing results and performance. Because we have historically reported what we currently refer to as Adjusted EBITDA, we also believe that the inclusion of this non-GAAP measure provides consistency in our financial reporting and facilitates investors' understanding of our historical operating trends by providing an additional basis for comparisons to prior periods. In addition to measures such as net earnings (loss) and operating income as calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we utilize Adjusted EBITDA, among other things, 1) to establish financial and operational goals; 2) to monitor our actual performance in relation to our business plan and operating budgets; 3) to understand key trends; 4) to make operational decisions and allocate resources; and 5) as part of several components we consider in determining incentive compensation. We believe presentation of these non-GAAP measures provides supplemental information that is helpful in understanding the operating results of our businesses and period-to-period comparisons of performance. However, we recognize that the use of non-GAAP measures has limitations, including the fact that they may not be directly comparable with similar non-GAAP financial measures used by other companies. We compensate for these limitations by providing reconciliation to the most directly comparable GAAP financial measure. All non-GAAP financial measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as substitute for, financial information prepared in accordance with GAAP. For a reconciliation of non-GAAP measures from GAAP reported amounts, please refer to Tables IV and V to this press release.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks and uncertainties, including, without limitation, statements regarding future growth, opportunities and investments, pipeline, restructuring of our vascular access manufacturing operations, including expected total costs and anticipated savings resulting from the restructuring, and anticipated results in general. From time to time we may make other forward-looking statements relating to other matters, including without limitation, research and development plans, investments in our surgical products and brachytherapy businesses and capital expenditures. Actual results may differ materially due to a variety of factors, including, among other things, uncertainties related to the timing, savings, capital expenditures, expenses and other factors related to the restructuring of our vascular access manufacturing operations, the integration of acquired companies and assets into our organization, the timing and the ability to capitalize on opportunities for investment and growth within our surgical products business, ability to recognize value from areas of shared expertise, risks and uncertainties related to competition within the medical device industry, development and growth of new applications within the markets for wound closure, vascular access, specialty needle, brachytherapy and, more broadly, medical devices, competition from other companies within the wound closure, vascular access, specialty needle, brachytherapy and medical device markets, competition from other methods of treatment, new product development cycles (pipeline), effectiveness and execution of marketing and sales programs, changes in product pricing, changes in costs of materials used in production processes, changes in the ordering patterns of our customers, continued acceptance of and demand for our products by the markets in which we operate, introduction and/or availability of competitive products by others, potential changes in third-party reimbursement, including Medicare reimbursement as administered by the Centers for Medicare and Medicaid Services (CMS), implementation of new legislation by CMS, physician training, third-party distribution agreements, ability to execute acquisition opportunities on favorable terms and successfully integrate any acquisitions, potential changes in applicable tax rates, legislative changes to healthcare markets and industries such as the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act (including provisions such as the medical device tax which took effect January 1, 2013), uncertainties related to the credit and investment markets and other factors set forth from time to time in our filings with the Securities and Exchange Commission.

All forward looking statements and cautionary statements included in this document are made as of the date hereof based on information available to us as of the date hereof, and we assume no obligation to update any forward looking statement or cautionary statement.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file a proxy statement with the SEC. INVESTORS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. Investors may obtain free of charge the proxy statement (when available) and other relevant documents filed with the SEC with respect to the proposed transaction at the SEC’s website at www.sec.gov. In addition, the proxy statement (when available) and such other documents may be obtained free of charge by directing a request to Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518, Attention: Investor Relations Department, (800) 998-8479.

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of such directors and executive officers is included in the Company’s proxy statement for its 2013 Annual Meeting of Stockholders filed with the SEC on April 1, 2013, and information concerning all of the Company’s participants in the solicitation will be included in the proxy statement related to the proposed merger when it becomes available.

TABLE I
THERAGENICS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands except per share data)

	Quarter Ended June 30,		Six Mos. Ended June 30,
	2013	2012	2013	2012
Product sales	$19,625	$21,313	$38,837	$42,292
Licensing & fee income	674	643	1,335	1,247
Total revenue	20,299	21,956	40,172	43,539
Cost of sales	12,530	13,942	25,378	26,916
Gross profit	7,769	8,014	14,794	16,623
Operating expenses:
Selling, general & administrative	6,141	5,378	11,819	11,279
Amortization of purchased intangibles	861	1,006	1,722	1,861
Research & development	272	312	552	589
Medical device excise tax	212	-	405	-
Restructuring expenses	143	-	143	-
Other	9	3	5	3
	7,638	6,699	14,646	13,732
Operating income	131	1,315	148	2,891
Non-operating items:
Interest income	24	36	51	74
Interest expense	(137)	(155)	(273)	(319)
Other	1	1	1	2
	(112)	(118)	(221)	(243)
Earnings (loss) before income taxes	19	1,197	(73)	2,648
Income tax expense (benefit)	34	359	(24)	876
Net earnings (loss)	$(15)	$838	$(49)	$1,772
Earnings per share:
Basic	$0.00	$0.02	$0.00	$0.05
Diluted	$0.00	$0.02	$0.00	$0.05
Weighted average shares:
Basic	29,277	33,655	29,172	33,594
Diluted	29,277	34,204	29,172	34,099

TABLE II
THERAGENICS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

Assets	June 30, 2013	December 31, 2012
Cash, cash equivalents
& marketable securities	$37,171	$34,908
Trade accounts receivable	10,284	8,946
Inventories, net	14,963	15,382
Deferred income tax asset – current	997	1,008
Refundable income taxes	-	290
Prepaid expenses & other current assets	847	1,014
Total current assets	64,262	61,548
Property & equipment, net	31,785	32,370
Intangible assets	9,230	11,020
Deferred income tax asset – non current	1,426	717
Other long-term assets	70	70
Total assets	$106,773	$105,725

Liabilities & Shareholders’ Equity
Accounts payable & accrued expenses	$6,070	$5,571
Total current liabilities	6,070	5,571

Long-term debt	22,000	22,000
Other long-term liabilities	1,178	1,227
Total long-term liabilities	23,178	23,227

Shareholders’ equity	77,525	76,927
Total liabilities & shareholders’ equity	$106,773	$105,725

TABLE III
THERAGENICS CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION (Unaudited)
(In thousands)

	Quarter Ended June 30,			Six Months Ended June 30,
		2013	2012	2013	2012
Revenue
Surgical products		$14,680	$15,922	$29,163	$31,416
Brachytherapy seed		5,975	6,315	11,694	12,635
		20,655	22,237	40,857	44,051
Intersegment eliminations		(356)	(281)	(685)	(512)
Consolidated		$20,299	$21,956	$40,172	$43,539

	Quarter Ended June 30,			Six Months Ended June 30,
		2013	2012	2013	2012
Operating income (loss)
Surgical products	$	(31)	$588	$(366)	$787
Brachytherapy seed		874	747	1,273	2,127
Transaction expenses[1]		(716)	-	(716)	-
		127	1,335	191	2,914
Intersegment eliminations		4	(20)	(43)	(23)
Consolidated		$131	$1,315	$148	$2,891

[1] Transaction expenses related to the pending transaction with an affiliate of Juniper Investment Company LLC to acquire all of the outstanding common stock of the Company.

TABLE IV
THERAGENICS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands)

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION AND SHARE-BASED COMPENSATION (ADJUSTED EBITDA) AND ADJUSTED EBITDA EXCLUDING SPECIAL ITEMS

	Quarter Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net earnings (loss), GAAP	$(15)	$838	$(49)	$1,772
Income tax expense (benefit)	34	359	(24)	876
Interest income	(24)	(36)	(51)	(74)
Interest expense	137	155	273	319
Other non-operating income/expense	(1)	(1)	(1)	(2)
Operating income	131	1,315	148	2,891
Depreciation and amortization	1,974	2,137	3,978	4,120
Share-based compensation	356	243	636	439
Adjusted EBITDA[1]	$2,461	$3,695	$4,762	$7,450

Special items:
Restructuring expenses[2]	$143	$-	$143	$-
Operational transition expenses[3]	157	-	250	-
Non-restructuring related severance[4]	204	-	204	-
Transaction related expenses[5]	716	-	716	-
Adjusted EBITA, excluding special items[1]	$3,681	$3,695	$6,075	$7,450

[1] Represents a non-GAAP financial measure. See page 4 of this press release for information on non- GAAP financial measures. We refer to earnings before interest, taxes, depreciation, amortization and share- based compensation as “Adjusted EBITDA.”

[2] Restructuring expenses related to the closing of the Galt Medical facility in Garland, Texas.

[3] Operating expenses related to the restructuring, such as training and duplicate labor to transition the Galt operations to Latin America and/or our NeedleTech facility in Massachusetts, which do not qualify as “exit or disposal activities” under GAAP.

[4] Severance expenses not related to the restructuring.
[5] Transaction expenses related to the pending transaction with an affiliate of Juniper Investment Company LLC to acquire all of the outstanding common stock of the Company.

TABLE V
THERAGENICS CORPORATION AND SUBSIDIARIES
OPERATING INCOME EXCLUDING SPECIAL ITEMS (Unaudited)
(In thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Surgical Products Segment
Operating income (loss) as reported	$(31)	$588	$(366)	$787
Restructuring expenses[1]	143	-	143	-
Operational transition expenses[2]	157	-	250	-
Non-restructuring related severance expense[3]	204	-	204	-
Operating income excluding special items[5]	$473	$588	$231	$787

Brachytherapy Segment
Operating income as reported	$874	$747	$1,273	$2,127

Intersegment eliminations as reported	$4	$(20)	$(43)	$(23)

Transaction expenses, as reported	$(716)	$-	$(716)	$-

Consolidated
Operating income as reported	$131	$1,315	$148	$2,891
Restructuring expenses[1]	143	-	143	-
Operational transition expenses[2]	157	-	250	-
Non-restructuring related severance[3]	204	-	204	-
Transaction related expenses[4]	716	-	716	-
Operating income excluding special items[5]	$1,351	$1,315	$1,461	$2,891

[1] Restructuring expenses related to the closing of the Galt Medical facility in Garland, Texas.

[2] Operating expenses related to the restructuring, such as training and duplicate labor to transition the Galt operations to Latin America and/or our NeedleTech facility in Massachusetts, which do not qualify as “exit or disposal activities” under GAAP.

[3] Severance expenses not related to the restructuring.
[4] Transaction expenses related to the pending transaction with an affiliate of Juniper Investment Company LLC to acquire all of the outstanding common stock of the Company.

[5] Represents a non-GAAP financial measure. See page 4 of this press release for information on non-GAAP financial measures.

CONTACT:
Theragenics Corporation
Frank Tarallo, 800-998-8479 - 770-271-0233
CFO & Treasurer
or
Lisa Rassel, 800-998-8479 - 770-271-0233
Manager of Investor Relations
www.theragenics.com